UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: June 15, 1999

PEOPLESOFT, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	Commission File Number: 0-20710	68-0137069 (I.R.S. Employer Identification No.)

4460 Hacienda Drive, Pleasanton, CA	94588
(Address of principal executive officers)	(Zip Code)

Registrant’s telephone number, including area code:

(925) 694-3000

Item 5: Other Events

      PeopleSoft announced on June 15, 1999, the appointment of Craig A. Conway to its board of directors. Conway, 44, was appointed president and chief operations officer of PeopleSoft in May. PeopleSoft is a world leader in enterprise application software, currently extending its product line to the Internet through introduction of its new portal-based strategy for electronic business, the PeopleSoft Business Network (PSBN).

      Conway is responsible for all PeopleSoft business operations, including sales, marketing, professional service, customer support, development, finance and administration. Before joining PeopleSoft, Conway was president and chief executive for OneTouch Systems, a leader in the field of interactive broadcast networks. Previously, he served as president and chief executive for TGV Software, Inc., an early developer of IP network protocols and applications for corporate intranets and the Internet. Conway also spent eight years at Oracle Corporation as executive vice president in a variety of roles including marketing, sales and operations.

      He also serves on the boards of Aspect Telecommunications Corporation and SalesLogix Corporation.

      The PeopleSoft board of directors appointed Conway to fill a vacancy on the board resulting from Al Duffield’s recent retirement. Al served as PeopleSoft senior vice president of Worldwide Operations.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: June 28, 1999

PEOPLESOFT, INC.

By:	/s/ ALFRED J. CASTINO

Alfred J. Castino
Senior Vice President of Finance and Administration, and Chief Financial Officer
(Principal Financial and Accounting Officer)